Exhibit 99.1

Perry Ellis International Highlights FY 2010 Preliminary Earnings & Provides Preliminary Guidance for Fiscal Year 2011

•	Strong Q4 performance reflecting revenue and operating income growth over prior year

•	Fiscal 2010 EPS results expected at or above the top end of previously announced range

•	Outstanding liquidity position – repurchase of $21 million in senior notes and no borrowings under the senior credit facility at year end

•	Solid improvement in leverage position with a net debt to capital ratio of 34%

•	Strict controls drive 19% reduction in inventory at year end

•	Company initiates diluted EPS guidance range of $1.25 to $1.40 for fiscal 2011

Miami, FL - Perry Ellis International, Inc. (NASDAQ:PERY) today provided an update on fiscal year 2010 earnings and issued initial guidance for fiscal year 2011.

Based on preliminary results, the Company announced it expects to deliver results at or above the top end of its previously announced guidance range for the year ended January 30, 2010 (“fiscal 2010”) of $0.80 - $0.95 per fully diluted share. The Company will report full year fiscal 2010 results on or about March 19, 2010. Preliminary fourth quarter results noted a return to revenue growth and strong gross and operating margin increases over prior year.

The Company ended fiscal year 2010 in an outstanding financial position. Focused inventory management throughout the year resulted in a reduction of approximately 19% compared to prior year. Positive operating cash flow provided the Company the ability to repurchase $21 million of its senior notes. As a result of this working capital and cash flow management, Perry Ellis International ended the year with full availability on its revolving credit facility and a total net debt to capitalization ratio of 34% as compared to 47% for the prior year.

“Strong performance across our product lines most notably within Perry Ellis Collection allowed us to significantly reduce our markdown allowances. This reduction coupled with inventory management and cost controls drove increased gross and operating margins for the quarter” noted George Feldenkreis, Chairman and Chief Executive Officer. “I am extremely pleased with the strength of our balance sheet and the reduction in our debt ratio exemplifies our fortitude in navigating during challenging economic times.”

Fiscal 2011 Initial Guidance

The Company announced that for the twelve months ending January 29, 2011 (“fiscal 2011”) it anticipates earnings per shares in the range of $1.25 to $1.40 and revenues to be in the range of $770 - $790 million for the year which represents a low to mid-single digit increase.

As the Company has exited certain underperforming businesses during fiscal 2010, it is expected that the improvement in gross margins, noted during the third quarter of fiscal 2010, will continue throughout fiscal 2011, as compared to the same periods in fiscal 2010. Besides these margin improvements, the Company also expects to maintain solid operating leverage derived from the cost reduction activities undertaken during fiscal 2010.

“After two challenging but transformational years and the most severe global economic recession since the 1930s, Perry Ellis International has emerged as a strong financial leader. We remain confident that the decisive actions we have taken will complement the strength of our brand portfolio and diversified business strategy to drive improvements in operating metrics.

“We are extremely excited regarding prospects for our new business initiatives, including the launches of Callaway Golf, Pierre Cardin, as well as the Collegiate golf program as we begin the new fiscal year. Our business platforms are strategically positioned to meet the needs of numerous consumers and these platforms provide us with expansion into new opportunities” commented George Feldenkreis.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men's and women's apparel, accessories, and fragrances. The Company's collection of dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men's and women's swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands including Perry Ellis®, Jantzen®, Laundry by Shelli Segal®, C&C California®, Cubavera®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, Grand Slam®, Natural Issue®, Pro Player®, the Havanera Co.®, Axis®, Tricots St. Raphael®, Gotcha®, Girl Star®, MCD® John Henry®, Mondo di Marco®, Redsand®, Manhattan®, Axist® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties including Pierre Cardin® for men’s sportswear, Nike® and Jag® for swimwear, and Callaway® and PGA TOUR® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “plan,” “envision,” “continue,” “intend,” “target,” “contemplate,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International's filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis' filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

CONTACT:

Integrated Corporate Relations

Allison Malkin, 203-682-8225

SOURCE: Perry Ellis International, Inc.